For the annual period ended (a) 12/31/96
File number (c) 811-5510


                          SUB-ITEM 77C
      Submission of Matters to a Vote of Security Holders

     A  special Meeting of Shareholders was called
for   October  30,  1996.   At  such  meeting  the
shareholders approved the following proposals:

     A)    Approval that Edward D. Beach,  Delayne
     Dedrick  Gold,  Robert F.  Gunia,  Donald  D.
     Lennox,  Douglas H. McCorkindale,  Mendel  A.
     Melzer,  Thomas T. Mooney, Stephen  P.  Munn,
     Richard A. Redeker, Robin B. Smith, Louis  A.
     Weil, III and Clay T. Whitehead are duly elected to serve as Directors of the Fund until the earlier to occur of (i) the next meeting of Shareholders at which Directors are elected and until his or her successor shall have been duly elected and shall have qualified or (ii) their terms expire in accordance with the Fund's retirement policy.

                         Affirmative
                                 Votes        Cast
Votes Withheld
Edward     D.     Beach                  9,054,020
345,281
Delayne     Dedrick    Gold              9,070,414
328,887
Robert     F.     Gunia                  9,077,186
322,115
Donald     D.     Lennox                 9,068,129
331,172
Douglas     H.     McCorkindale          9,067,479
331,804
Mendel     A.     Melzer                 9,065,265
334,036
Thomas     T.     Mooney                 9,075,075
324,226
Stephen     P.    Munn                   9,077,630
321,671
Richard     A.    Redeker                9,072,576
326,725
Robin       B.      Smith                9,077,120
322,181
Louis    A.    Weil,   III               9,075,239
324,062
Clay     T.     Whitehead                9,067,280
332,021



     B)      Approval of the selection of Deloitte
     &  Touche LLP as independent accountants  for
     the  Fund conditioned upon the right by  vote
     of  a  majority  of  such Fund's  outstanding
     voting  shares at any meeting called for  the
     purpose    to   terminate   such   employment
     forthwith without penalties.

          For                              Against
Abstain
          9,066,107                        101,161
231,583

     C)       In  their  discretion on  any  other
     business which may properly come before the meeting or any adjournment thereof.